EXHIBIT 99.1

NEWS RELEASE

CONTACTS:	Peter Donato, Chief Financial Officer
818-709-1244 x 7271
-or-
Ron Stabiner, The Wall Street Group, Inc.
212-888-4848

FOR IMMEDIATE RELEASE:

IRIS International Announces Preliminary Second Quarter 2009 Operating Results

CHATSWORTH, Calif., July 21, 2009 – IRIS INTERNATIONAL, INC. (NASDAQ: IRIS), a leading manufacturer of automated in-vitro diagnostics systems and consumables for use in hospitals and commercial laboratories worldwide, today announced that, ahead of its planned analysts breakfast briefing tomorrow, Wednesday, July 22 at the AACC 2009 Annual Meeting and Clinical Lab Expo in Chicago, it is pre-releasing selected preliminary results and providing an update on operations for the second quarter ended June 30, 2009.

Based on the Company’s preliminary results, total revenue for the second quarter is expected to be $22.3 million, a decrease of 6% from revenue of $23.8 million in the second quarter of 2008, and 9% lower than its previously stated second quarter 2009 sales guidance of $24.5 million.

There were 95 iQ®200 analyzers and 50 iChem®VELOCITY™ chemistry analyzers sold in the second quarter. Of the 95 iQ200 units sold, six were rental units resulting in deferred revenue recognition in the quarter. In addition, consumables and service revenue of $12.9 million in the second quarter was at record levels, increasing 8% over the second quarter of 2008.

Based on the preliminary results, the Company expects to report GAAP diluted EPS in the range of $0.05 to $0.07 for the 2009 second quarter, compared with EPS of $0.12 in the second quarter of 2008, and previously stated second quarter 2009 EPS guidance of $0.11. This includes the unfavorable impact of one time charges of $325,000 for an involuntary reduction in work force conducted during the second quarter and approximately $200,000 related to retro fitting previous shipped iChem VELOCITYs. These items decreased GAAP EPS by nearly $0.03. The reduction in work force is expected to result in annualized savings of more than $1 million, with $450,000 in the second half of 2009.

“Despite the considerable domestic instrument revenue shortfall during the quarter, given the current trend for hospital purchasing cycles which is impacting the entire IVD sector as capital expenditures are delayed, the continuing bright spot for IRIS is our consistently strong consumables and service revenue growth which has always been the long term plan of our razor / razorblade urinalysis business model. There are now nearly 2,300 iQ200 units shipped, and a growing base of our new iChemVELOCITY chemistry analyzers, each generating high margin recurring consumables revenue, representing more than 57% of our overall consolidated revenue in the quarter,” stated César García, Chairman, President and Chief Executive Officer of IRIS International. “We are currently working on new and revised guidance for the full 2009 year considering the present uncertain hospital purchasing environment which, based on industry reports, is expected to improve sometime in 2010,” he added.

“We believe our iQ200 and iChemVELOCITY fully automated urinalysis systems are relatively inexpensive compared with other hospital capital equipment purchases, and address a growing need for more tests as hospitals are forced to comply with new Medicare requirements, as well as a need for more automation and greater efficiency due to the growing shortage of qualified lab technicians and aging populations,” Mr. Garcia said.

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“In the second quarter, we re-launched the iChemVELOCITY and iRICELL integrated workstations to the international marketplace with high customer satisfaction. We shipped 50 analyzers increasing the total units sold to 150 since September 2008,” Mr. García said. “In addition, we submitted our responses to the balance of the FDA’s inquiries regarding our pending 510(k) application to market the iChem®VELOCITY™ in the U.S. and expect to receive a decision on market clearance shortly,” he added.

“We have secured Institutional Review Board (IRB) approval from Eastern Virginia Medical School and University of Washington for our NADiA®ProsVue™ ultra sensitive prostate-specific antigen (PSA) diagnostic assay for identifying prostatectomy patients with low risk of cancer recurrence. We are currently in the IRB review process with Duke University and Memorial Sloan-Kettering Cancer Center and upon receipt of these IRB approvals, we will commence our larger clinical study consisting of approximately 300 patients followed by a 510(k) submission,” Mr. García said.

The Company expects to report complete second quarter 2009 financial results, as well as provide revised full year 2009 guidance, on Thursday, July 30, 2009. Second quarter preliminary results are pending the finalization of the Company’s second quarter closing and review by our independent financial auditors and, therefore, are subject to change.

IRIS is hosting a conference call today at 4:30 p.m. Eastern time to discuss the second quarter preliminary results. To participate dial 1-888-298-3511, international callers 719-325-2100. To listen to the live webcast, please visit the Company’s website at http://www.proiris.com or http://investor.shareholder.com/media/eventdetail.cfm?eventid=71003&CompanyID=ABEA-2RC4AZ&e=1&mediaKey=0F059E45A57CA28895D6144DD88C64FA.

About IRIS International, Inc.

IRIS International is a leading global in vitro diagnostics company focused on products that analyze particles and living cell forms and structures, or morphology of a variety of body fluids. The Company’s products leverage its strengths in flow imaging technology, particle recognition and automation to bring efficiency to hospital and commercial laboratories. The initial applications for its technology have been in the urinalysis market and the Company is the leading worldwide provider of automated urine microscopy and chemistry systems, with an installed base of more than 2,300 systems in more than 50 countries. The Company is expanding its core imaging and morphology expertise into related markets and is developing applications in hematology and urinary tract infections. In addition, the Company is developing molecular diagnostic tests based on its Nucleic Acid Detection Immunoassay, or NADiA®, platform, with applications in oncology and infectious disease. For more information visit www.proiris.com.

SAFE HARBOR PROVISION

This press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company’s views on future financial performance, market growth, capital requirements, regulatory developments, new product introductions and acquisitions, and are generally identified by phrases such as “thinks,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management’s own knowledge and assessment of the Company’s industry, R&D initiatives, competition and capital requirements. Other factors and uncertainties that could affect the Company’s forward-looking statements include, among other things, the following: the fact that the audit for 2008 has not yet been completed, and therefore could have audit-related adjustments; identification of feasible new product initiatives, management of R&D efforts and the resulting successful development of new products and product platforms; obtaining regulatory approvals for new and enhanced products; acceptance by customers of the Company’s products; integration of acquired businesses; substantial expansion of international sales; reliance on key suppliers; the potential need for changes

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in long-term strategy in response to future developments; future advances in diagnostic testing methods and procedures; potential changes in government regulations and healthcare policies, both of which could adversely affect the economics of the diagnostic testing procedures automated by the Company’s products; rapid technological change in the microelectronics and software industries; and competitive factors, including pricing pressures and the introduction by others of new products with similar or better functionality than our products. These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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